EXHIBIT 10.1

FORM OF

ACKNOWLEDGEMENT OF DEBT CANCELLATION

[__] ("Moran") and BALLY CORP., a Nevada corporation (the "Company") hereby acknowledge and agree that Moran has loaned the Company the sum of $[__] as such amount appears in the Company's Form 10-Q for the period ended March 31, 2016 (the "Moran Loan"). Moran and the Company hereby further acknowledge and agree that the Moran Loan and the debt represented by such loan is hereby cancelled in all respects and such cancellation shall be deemed a contribution to the Capital of the Company by Moran.

The Moran Loan represents the total amount due to Moran by the Company and there are no other loans or amounts due to Moran by the Company.

Confirmed and agreed to as of June _____, 2016.

______________________________

[__]

BALLY CORP.

By:	/s/ Katiuska Moran
Katiuska Moran Chief Executive Officer